    As filed with the Securities and Exchange Commission on January 28, 1997
                                                            Registration No. 33-

                    -------------------------------------
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                              -----------------
                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                              -----------------
                             TELULAR CORPORATION
           (Exact name of registrant as specified in its charter)


          DELAWARE                                    36-3885440
(State or other jurisdiction                      (I.R.S. Employer
      of incorporation or                        Identification No.)
        organization)

                                 ----------
                            920 DEERFIELD PARKWAY
                        BUFFALO GROVE, ILLINOIS 60089
 (Address, including zip code, of registrant's principal executive offices)
                                 ----------
                             TELULAR CORPORATION
                            STOCK INCENTIVE PLAN
                            (Full title of plan)
                                 ----------

    FRANK J. M. TEN BRINK                                  COPY TO:
   CHIEF FINANCIAL OFFICER                          MICHAEL E. CUTLER, ESQ.
     TELULAR CORPORATION                              COVINGTON & BURLING
    920 DEERFIELD PARKWAY                       1201 PENNSYLVANIA AVENUE, N.W.
 BUFFALO GROVE, ILLINOIS 60089                       WASHINGTON, D.C. 20004
      (847) 465-4500                                   (202) 662-6000
(Name, address, including zip code,
and telephone number, including
area code, of agent for service)

                                 ----------
                        CALCULATION OF REGISTRATION FEE

========================================================================================================
                                              Proposed Maximum    Proposed Maximum       Amount of
    Title of Securities       Amount to be     Offering Price         Aggregate        Registration
      to be Registered       Registered (1)     Per Share (2)    Offering Price (1)         Fee
--------------------------------------------------------------------------------------------------------
 Common Stock, par value
 $.01 per share  . . . .         2,500,000       $4.7014/$7.5       $11,064,240         $3,176.42
========================================================================================================


(1) This Registration Statement on Form S-8 registers the issuance and/or transfer of (i) 2,500,000 shares of common stock, par value $.01 per share (the "Common Stock") of Telular Corporation, a Delaware corporation (the "Registrant"), presently reserved for issuance under the Telular Corporation Stock Incentive Plan (the "Plan"), and (ii) pursuant to Rule 416, additional shares of Common Stock that become available under the Plan in connection with stock dividends, stock splits or similar transactions affecting the Common Stock generally. The Registrant has previously registered the issuance and/or transfer of 500,000 shares of Common Stock in connection with the Plan, which was formerly known as the Amended and Restated Stock Option Plan. On January 23, 1996, the shareholders of the Registrant approved certain amendments to the Plan, which, among other things, increased the number of shares of Common Stock issuable thereunder by 1,500,000 and allowed directors, officers and all employees to participate therein. On January 28, 1997, the shareholders of the Registrant approved certain amendments to the Plan, which, among other things, increased the number of shares of Common Stock issuable thereunder by 1,000,000 and allowed directors, officers and all employees to participate therein.
(2) A maximum offering price of $4.7014 was used to calculate the fee for 1,024,768 shares and was estimated based on the weighted average of the exercise price for the options granted under the Plan relating to those shares. The proposed maximum offering price for the remaining shares was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) based on the average of the high and low sale prices of the shares of Common Stock as reported on the Nasdaq National Market System on January 23, 1997 for the additional 1,475,232 shares included in the Stock Incentive Plan, for which options have not yet been granted.

REGISTRATION OF ADDITIONAL SECURITIES

         The purpose of this Registration Statement on Form S-8 is to register an additional 2,500,000 shares of common stock, par value $.01 per share (the "Common Stock") of Telular Corporation, a Delaware corporation (the "Registrant"), presently reserved for issuance under the Telular Corporation Stock Incentive Plan (the "Plan"), and, pursuant to Rule 416, any additional shares of Common Stock that become available under the Plan in connection with stock dividends, stock splits or similar transactions affecting the Common Stock generally. The Registrant has previously registered the issuance and/or transfer of 500,000 shares of Common Stock in connection with the Plan, which was formerly known as the Amended and Restated Stock Option Plan, on the Company's Registration Statement No. 33-80968, filed with the Commission on June 30, 1994. Pursuant to General Instruction E of Form S-8 with respect to the registration of additional securities hereunder, the contents of the Company's Registration Statement No. 33-80968 are incorporated herein by reference.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, heretofore filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement, except as superseded or modified as described herein:

         (a) The Registrant's Annual Report on Form 10-K filed on December 20, 1996 pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, which contains the Registrant's audited financial statements for the fiscal year ended September 30, 1996.

         (b) The description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 8-A, dated January 13, 1994, filed pursuant to Section 12 of the Exchange Act, which incorporates by reference the description contained in the Registrant's registration statement on Form S-1 under the Securities Act, No. 33-72096, as amended, and in any amendments or reports that are filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other incorporated document subsequently filed, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER                      DESCRIPTION                                      REFERENCE
-------                     -----------                                      ---------
                 Instruments defining the rights
                     of Common Stock holders

  4.1            Certificate of Incorporation               Exhibit 3.1 to the Registration State-
                                                            ment of Telular Corporation on Form
                                                            S-1, Registration No. 33-72096, as
                                                            amended ("Form S-1")

  4.2            Amendment No. 1 to                         Exhibit 3.2 to Form S-1
                 Certificate of Incorporation

  4.3            Amendment No. 2 to                         Exhibit 3.3 to Form S-1
                 Certificate of Incorporation

  4.4            Amendment No. 3 to                         Filed herewith
                 Certificate of Incorporation

  4.4            Bylaws                                     Exhibit 3.4 to Form S-1

  4.5            Loan Agreement with LaSalle                Exhibit 4.1 to Annual
                 National Bank and Amendment                Report on Form 10-K of
                 thereto                                    Telular Corporation, filed
                                                            with the Commission on December
                                                            26, 1996 ("Form 10-K")

 4.6             Debenture Agreement dated                  Exhibit 4.2 to Form 10-K
                 December 11, 1995

                 Opinion on legality of Common
                     Stock being registered

 6.1             Opinion of Covington & Burling             Filed herewith

                 Consents of experts and counsel

 25.1            Consent of Covington & Burling             Filed herewith as Exhibit 6.1

 25.2            Consent of Ernst & Young                   Filed herewith


ITEM 9.  UNDERTAKINGS.

         (a)     The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                          Provided, however, that paragraphs (a)(1)(i) and
                          (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-S, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities registered which remain unsold at the termination of the offering.


         (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the Common Stock offered therein, and the offering of such Common Stock at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Buffalo Grove, State of Illinois, on the 28th day of January 1997.

                                         TELULAR CORPORATION
                                             (Registrant)



                                         By:  /s/Kenneth E. Millard
                                              --------------------------
                                               Kenneth E. Millard
                                                    President,
                                             Chief Executive Officer

         Each person whose signature appears below constitutes and appoints Kenneth E. Millard and Frank J. M. ten Brink, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, state securities law administrators, other governmental authorities, the Nasdaq Stock Market, and stock exchanges, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


    SIGNATURE                                   TITLE                                     DATE
    ---------                                   -----                                     ----
/s/Kenneth E. Millard                      President, Chief                          January 28, 1997
---------------------                Executive Officer and Director
Kenneth E. Millard                     (principal executive officer)


/s/ Frank J. M. ten Brink
-------------------------
Frank J. M. ten Brink              Chief Financial Officer, Secretary                January 28, 1997
                                        and Senior Vice President
                                     (principal financial officer)

/s/ Timothy L. Walsh                   Comptroller and Treasurer                     January 28, 1997
--------------------                 (principal accounting officer)
Timothy L. Walsh


/s/ William L. De Nicolo                Chairman of the Board                        January 28, 1997
------------------------
William L. De Nicolo

/s/ Joel J. Bellows                        Director                                 January 28, 1997
-------------------
Joel J. Bellows



/s/ John E. Berndt                         Director                                 January 28, 1997
------------------
John E. Berndt



/s/ Robert B. Blow                         Director                                 January 28, 1997
------------------
Robert B. Blow



/s/ Larry J. Ford                          Director                                 January 28, 1997
-----------------
Larry J. Ford



/s/ Richard D. Haning                      Director                                 January 28, 1997
---------------------
Richard D. Haning



/s/ David P. Mixer                         Director                                 January 28, 1997
------------------
David P. Mixer



/s/ William E. Spencer                     Director                                 January 28, 1997
----------------------
William E. Spencer

                                 EXHIBIT INDEX

EXHIBIT                                                     SEQUENTIAL
NUMBER           DESCRIPTION                                PAGE NUMBER
-------          -----------                                -----------
  4.1            Certificate of Incorporation               Exhibit 3.1 to the Registration State-
                                                            ment of Telular Corporation on Form
                                                            S-1, Registration No. 33-72096, as
                                                            amended ("Form S-1")

  4.2            Amendment No. 1 to                         Exhibit 3.2 to Form S-1
                 Certificate of Incorporation

  4.3            Amendment No. 2 to                         Exhibit 3.3 to Form S-1
                 Certificate of Incorporation

  4.4            Bylaws                                     Exhibit 3.4 to Form S-1


  4.5            Loan Agreement with LaSalle                Exhibit 4.1 to Annual
                 National Bank and Amendment                Report on Form 10-K of
                 thereto                                    Telular Corporation, filed
                                                            with the Commission on December
                                                            20, 1996 ("Form 10-K")

  4.6            Debenture Agreement dated                  Exhibit 4.2 to Form 10-K
                 December 11, 1995

  6.1            Opinion of Covington & Burling

 25.1            Consent of Covington & Burling             Filed herewith as Exhibit 6.1

 25.2            Consent of Ernst & Young